Universal Technical Institute Reports Fiscal Year 2019 Third Quarter Results

SCOTTSDALE, ARIZ. - August 8, 2019 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, reported financial results for the fiscal 2019 third quarter ended June 30, 2019.

•	New student starts, excluding Norwood, MA campus, up 11.9% for the quarter and 13.0% year-to-date

•	Full year 2019 guidance raised, including expected operating cash flow of $12 million or greater and expected adjusted free cash flow of $10 million or greater

“During the third quarter of 2019, we generated strong revenue growth, delivered our fourth consecutive quarter of year-on-year start growth and, for the second quarter in a row, our average student population was up compared to the prior year,” said Kim McWaters, UTI’s President and Chief Executive Officer. "We are making consistent progress toward building a profitable business, and our significant momentum is the direct result of UTI’s multi-year Transformation Plan.

“Over the past 18 months, we have redesigned core business processes, leveraged technology and analytics to efficiently attract more qualified potential students, successfully opened a new campus, expanded our welding programs, and further differentiated our industry-leading student value proposition. Even in a time of historically low unemployment, when people are far less likely to consider post-secondary education, these initiatives are producing results. We do not know when the macro trends will turn, but it is clear that we are building a business that can thrive in any market environment.

“We had 5.1% more students in school at the end of the third quarter of 2019 compared to the prior year, driving revenues 5.5% higher. Our focus on durable changes to our cost structure reduced operating expenses by 8.3%.

“Based on our top- and bottom-line performance, we are raising 2019 guidance across the board. We believe revenue will continue to increase -- driven by new student starts and a higher average student population -- and also expect to deliver further additional operating efficiencies. The combination should generate significant improvement to cash flow and operating results in 2020.”

Operating Results for the Three-Month Period Ended June 30 2019 Compared to 2018

•	New student starts, excluding the Norwood, MA campus, were up 11.9%; new student starts, including the Norwood, MA campus, were up 8.7%.

•	Revenues increased 5.5% to $79.0 million compared to $74.9 million, driven by higher average full-time enrollment.

•
Operating expenses decreased by 8.3% to $79.5 million compared to $86.7 million, primarily due to lower contract and professional services expense and advertising expense, which was partially offset by an increase of $0.4 million in direct costs from the Bloomfield, NJ campus.

•	Operating loss was $0.5 million, compared to $11.8 million.

•	Net loss was $0.4 million, compared to $11.7 million.

•	Adjusted operating loss was $0.3 million, compared to $8.4 million. (See “Use of Non-GAAP Financial Information” below.)

•	Adjusted EBITDA gain was $4.5 million, compared to an adjusted EBITDA loss of $4.0 million.

Operating Results for the Nine-Month Period Ended June 30 2019 Compared to 2018

•	New student starts, excluding the Norwood, MA campus, were up 13.0%; new student starts, including the Norwood, MA campus, were up 11.4%.

•	Revenues increased 3.0% to $243.8 million compared to $236.7 million, driven by higher average full-time enrollment, net of a decrease in industry training revenue.

•
Operating expenses decreased 1.5% to $257.1 million compared to $260.9 million due to cost structure changes across multiple functions and categories, offset by $3.3 million of direct costs related to the growing student population at the Bloomfield, NJ campus, and $1.4 million of one-time costs for the Norwood, MA campus closure.

•	Operating loss was $13.2 million, compared to $24.2 million.

•	Net loss was $13.3 million, compared to $21.7 million, which included a $3.0 million tax benefit.

•	Adjusted operating loss was $7.5 million, compared to $17.0 million.

•	Adjusted EBITDA gain was $6.6 million, compared to an adjusted EBITDA loss of $3.7 million.

•	Cash flow used in operating activities was $7.1 million, improving $15.3 million.

•	Adjusted free cash flow was negative $7.2 million, improving $16.3 million.

Student Metrics

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Total starts	1,682	1,548	5,215	4,683
Total starts (excluding Norwood, MA campus)*	1,682	1,503	5,125	4,537
Average undergraduate full-time student enrollment	9,884	9,484	10,562	10,380
End of period undergraduate full-time student enrollment	9,462	9,000	9,462	9,000

* Starting with the third quarter fiscal 2019, UTI will be reporting operating metrics, such as students starts, excluding its Norwood, MA campus. As previously reported on the Current Report on Form 8-K filed with the SEC on February 19, 2019, Norwood is no longer accepting new student applications and will fully close in the fall of 2020. As such, the company believes it is appropriate to exclude its impact.

Raised 2019 Outlook

•	New student starts, excluding the Norwood, MA campus, is expected to grow in the high single digits in fiscal 2019.

•	Fiscal 2019 average student population is anticipated to increase in the low single digits as a result of the transformation and growth initiatives.

•	Full year 2019 revenue is expected to range between $327 million and $331 million, compared to $317 million in fiscal 2018, reflecting the expected increase in the average student population.

•
Operating expenses are expected to range between $336 million and $341 million, compared to $352.2 million in fiscal 2018. The decrease in operating expenses are driven across multiple expense categories.

•	Operating loss is expected to range between $8 million and $12 million. Adjusted operating loss is expected to range between $3 million and $7 million.

•
Operating cash flow is expected to be $12 million or greater, adjusted free cash flow is expected to be $10 million or greater, and the ending cash balance is expected to grow $2 million or more from year-end 2018.

•
Net loss is expected to range between $8 million and $12 million. Adjusted EBITDA is now expected to range between $14 million and $17 million, compared to between $9 million and $15 million as detailed in the company's prior guidance.

•	Capital expenditures are expected to range between $6 million and $7 million.

Conference Call
Management will hold a conference call to discuss the 2019 third quarter results on Thursday, August 8th at 1:30 p.m. PDT (4:30 p.m. EDT). This call can be accessed by dialing 412-317-6790 or 844-881-0138. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 10 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 90 days or the replay can be accessed through August 22, 2019 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10133554.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and help to identify underlying trends. Additionally, such measures help compare the company's performance on a consistent basis across time periods. Management defines adjusted EBITDA as net loss before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company’s normal recurring operations. Management defines adjusted operating loss as loss from operations, adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring cash operating expenses. Management defines free cash flow as net cash used in operating activities less capital expenditures. Management defines adjusted free cash flow as net cash used in operating activities less capital expenditures, adjusted for items not considered as part of the company’s normal recurring operations. Management chooses to disclose any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes consulting fees incurred as part of the company’s transformation initiative, startup costs related to the Bloomfield, NJ campus, and the teach out and closure of the Norwood, MA campus. To obtain a complete understanding of the company's performance, these measures should be examined in connection with net loss, operating loss and net cash used in operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net loss, operating loss or net cash used in operating activities as a measure of the company's operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Information reconciling forward-looking adjusted EBITDA, adjusted operating income and adjusted free cash flow to the most directly comparable GAAP financial measure is unavailable to the company without unreasonable effort. The company is not able to provide a quantitative reconciliation of adjusted EBITDA, adjusted operating income or adjusted free cash flow to the most directly comparable GAAP financial measure because certain items required for such reconciliation are uncertain, outside of the company’s control and/or cannot be reasonably predicted, including but not limited to the provision for (benefit from) income taxes. Preparation of such reconciliation would require a forward-looking statement of income (loss) and statement of cash flows prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the company and other risks that are described from time to time in the company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
With more than 220,000 graduates in its 53-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation’s leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 13 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona. For more information, visit uti.edu.

Company Contact:
Scott Yessner
Interim Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-0977

Investor Relations Contact:
Moriah Shilton
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
	(In thousands, except per share amounts)
Revenues	$79,042	$74,890	$243,838	$236,709
Operating expenses:
Educational services and facilities	42,836	44,737	134,393	134,635
Selling, general and administrative	36,661	41,953	122,685	126,298
Total operating expenses	79,497	86,690	257,078	260,933
Loss from operations	(455)	(11,800)	(13,240)	(24,224)
Other income (expense):
Interest expense, net	(444)	(474)	(1,271)	(1,405)
Equity in earnings of unconsolidated affiliate	100	96	298	289
Other income, net	465	307	1,121	635
Total other income (expense), net	121	(71)	148	(481)
Loss before income taxes	(334)	(11,871)	(13,092)	(24,705)
Income tax expense (benefit)	31	(158)	253	(3,024)
Net loss and comprehensive loss	$(365)	$(11,713)	$(13,345)	$(21,681)
Preferred stock dividends	1,309	1,309	3,927	3,927
Loss available for distribution	$(1,674)	$(13,022)	$(17,272)	$(25,608)

Loss per share:
Net loss per share - basic	$(0.07)	$(0.52)	$(0.68)	$(1.02)
Net loss per share - diluted	$(0.07)	$(0.52)	$(0.68)	$(1.02)
Weighted average number of shares outstanding:
Basic	25,498	25,186	25,410	25,084
Diluted	25,498	25,186	25,410	25,084

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2019	September 30, 2018
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$42,689	$58,104
Restricted cash	13,534	14,055
Receivables, net	12,032	21,106
Notes receivable, current portion	5,150	5,183
Prepaid expenses	8,997	10,320
Other current assets	7,402	8,027
Total current assets	89,804	116,795
Property and equipment, net	106,490	114,848
Goodwill	8,222	8,222
Notes receivable, less current portion	29,597	31,194
Other assets	9,978	11,219
Total assets	$244,091	$282,278

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$37,350	$46,617
Deferred revenue	27,672	38,236
Accrued tool sets	2,920	2,397
Dividends payable	1,309	—
Financing obligation, current portion	1,493	1,319
Other current liabilities	3,242	3,893
Total current liabilities	73,986	92,462
Deferred tax liabilities, net	329	329
Deferred rent liability	9,927	12,003
Financing obligation	39,567	40,715
Other liabilities	9,555	10,124
Total liabilities	133,364	155,633

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized; 32,363,676 shares issued and 25,498,779 shares outstanding as of June 30, 2019 and 32,168,795 shares issued and 25,303,898 shares outstanding as of September 30, 2018	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 700,000 shares of Series A Convertible Preferred Stock issued and outstanding as of June 30, 2019 and September 30, 2018, liquidation preference of $100 per share	—	—
Paid-in capital - common	188,086	186,732
Paid-in capital - preferred	68,853	68,853
Treasury stock, at cost, 6,864,897 shares as of June 30, 2019 and September 30, 2018	(97,388)	(97,388)
Retained deficit	(48,827)	(31,555)
Total shareholders’ equity	110,727	126,645
Total liabilities and shareholders’ equity	$244,091	$282,278

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended June 30,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net loss	$(13,345)	$(21,681)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,945	9,891
Amortization of assets subject to financing obligation	2,012	2,012
Goodwill and intangible asset impairment expense	—	1,164
Bad debt expense	887	1,191
Stock-based compensation	1,481	1,245
Deferred income taxes	—	(2,812)
Equity in earnings of unconsolidated affiliate	(298)	(289)
Training equipment credits earned, net	440	116
Other losses, net	143	71
Changes in assets and liabilities:
Receivables	3,795	173
Prepaid expenses	571	(1,342)
Other assets	1,270	(31)
Notes receivable	1,630	(421)
Accounts payable and accrued expenses	(3,793)	556
Deferred revenue	(10,564)	(15,491)
Income tax payable/receivable	198	(1,490)
Accrued tool sets and other current liabilities	441	507
Deferred rent liability	(2,076)	4,027
Other liabilities	139	148
Net cash used in operating activities	(7,124)	(22,456)
Cash flows from investing activities:
Purchase of property and equipment	(5,301)	(17,088)
Proceeds from disposal of property and equipment	8	9
Proceeds received upon maturity of investments	—	7,497
Purchase of trading securities	—	(894)
Capitalized costs for intangible assets	—	(325)
Proceeds from sales of trading securities	—	40,902
Return of capital contribution from unconsolidated affiliate	200	229
Net cash provided by (used in) investing activities	(5,093)	30,330
Cash flows from financing activities:
Payment of preferred stock cash dividend	(2,618)	(2,618)
Payment of financing obligation	(974)	(816)
Payment of payroll taxes on stock-based compensation through shares withheld	(127)	(13)
Net cash used in financing activities	(3,719)	(3,447)
Change in cash, cash equivalents and restricted cash:
Net (decrease) increase in cash, cash equivalents and restricted cash	(15,936)	4,427
Cash, cash equivalents and restricted cash, beginning of period	72,159	64,960
Cash, cash equivalents and restricted cash, end of period	$56,223	$69,387

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same amounts shown in the condensed consolidated statements of cash flows.

	June 30, 2019	June 30, 2018
	(In thousands)
Cash and cash equivalents	$42,689	$55,968
Restricted cash	13,534	13,419
Total cash, cash equivalents and restricted cash shown in condensed consolidated statements of cash flows	$56,223	$69,387

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
	(In thousands)
Net loss, as reported	$(365)	$(11,713)	$(13,345)	$(21,681)
Interest expense, net	444	474	1,271	1,405
Income tax expense (benefit)	31	(158)	253	(3,024)
Depreciation and amortization	4,326	4,192	13,023	12,923
EBITDA	$4,436	$(7,205)	$1,202	$(10,377)

Non-recurring consulting fees for transformation initiative	—	1,573	4,224	4,135
Start-up costs associated with Bloomfield, NJ campus opening	—	1,760	—	2,939
Net restructuring charge for Norwood, MA campus exit	136	—	1,385	—
Norwood, MA campus operations	(83)	(91)	(205)	(402)
Adjusted EBITDA, non-GAAP	$4,489	$(3,963)	$6,606	$(3,705)

Reconciliation of Net Cash Used in Operating Activities to Adjusted Free Cash Flow

	Nine Months Ended June 30,
	2019	2018
	(In thousands)
Net cash used in operating activities, as reported	$(7,124)	$(22,456)

Purchase of property and equipment	(5,301)	(17,088)
Non-recurring consulting fees for transformation initiative(1)	3,950	4,306
Cash outflow associated with Bloomfield, NJ campus opening	—	12,008
Cash outflow associated with Norwood, MA campus exit	1,308	—
Estimated free cash flow provided by Norwood, MA campus operations	(47)	(332)
Adjusted free cash flow, non-GAAP	$(7,214)	$(23,562)

Reconciliation of Loss from Operations to Adjusted Operating Loss

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
	(In thousands)
Loss from operations, as reported	$(455)	$(11,800)	$(13,240)	$(24,224)
Non-recurring consulting fees for transformation initiative (1)	—	1,573	4,224	4,135
Start-up costs associated with Bloomfield, NJ campus opening	—	1,775	—	2,958
Net restructuring charge for Norwood, MA campus exit	136	—	1,385	—
Norwood, MA campus operating loss	27	59	153	85
Adjusted operating loss, non-GAAP	$(292)	$(8,393)	$(7,478)	$(17,046)

(1)In October 2018, UTI terminated the agreement with the consultant and paid a termination fee of $3.95 million related to the transformation plan. The consulting services covered marketing, admissions, future student processing, retention and cost savings initiatives. UTI determined that the company has developed sufficient expertise to execute transformation plan efforts internally. Total expense recognized during the nine months ended June 30, 2019, related to the consultant was $4.22 million. During the three and nine months ended June 30, 2018, UTI also incurred $1.6 million and $4.1 million, respectively in fees to the same consultant as the company began the transformation plan.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
	(In thousands)
Salaries expense	$32,705	$34,879	$103,145	$103,779
Employee benefits and tax	7,735	7,168	23,213	22,869
Bonus expense	2,234	1,560	7,311	6,274
Stock-based compensation	169	145	1,531	1,295
Total compensation and related costs	$42,843	$43,752	$135,200	$134,217

Advertising	$9,484	$10,722	$31,415	$32,891
Contract and professional services expense	$2,797	$4,900	$13,980	$14,081
Depreciation and amortization	$4,326	$4,192	$13,023	$12,923
Goodwill and intangible asset impairment expense	$—	$1,164	$—	$1,164
Occupancy expense, net of subleases	$8,869	$9,672	$27,209	$28,396
Student expenses	$532	$458	$1,792	$1,089
Student training aids	$142	$806	$653	$1,918

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